As filed with the Securities and Exchange Commission on May 12, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Signet UK Finance plc*

*And the Guarantor Registrants Listed in the Table Below

(Exact Name of Registrant as Specified in its Charter)

England & Wales	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

110 Cannon Street

London EC4N 6EU

United Kingdom

+44 20 7648 5200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue

13th Floor

New York, NY 10011

(212) 894-8800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Jennifer A. Bensch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Debt Securities
Guarantees of Debt Securities

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered hereunder, as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all of the registration fee.
(3)	Debt securities issued by the Registrant will be accompanied by guarantees of the Guarantor Registrants. No additional consideration will be received for the guarantees of the debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees.

Table of Guarantor Registrants(1)

Exact Name of Registrant as Specified in Its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Signet Jewelers Limited(2)	Bermuda	98-1028854
Signet Group Limited(3)	England & Wales	98-0620428
Signet US Finance Limited(3)	England & Wales	98-0417299
Signet Trading Limited(3)	England & Wales	98-1045614
H. Samuel Limited(3)	England & Wales	N/A
Ernest Jones Limited(3)	England & Wales	N/A
Leslie Davis Limited(3)	England & Wales	N/A
Checkbury Limited(3)	England & Wales	N/A
Signet US Holdings, Inc.(4)	Delaware	34-1574154
Signet U.S. Services Inc.(4)	Delaware	46-0565707
Signet Group Treasury Services Inc.(4)	Delaware	45-1289801
Sterling Jewelers Inc.(4)	Delaware	52-0964503
Ultra Stores, Inc.(4)	Delaware	04-3711449
Sterling Ecomm LLC(4)	Delaware	20-5455376
Sterling Jewelers LLC(4)	Delaware	35-2036210
Scamp & Scoundrel LLC(4)	Delaware	45-5185594
Signet Group Services US Inc.(4)	Delaware	27-3967537
Sterling Inc.(4)	Ohio	34-0630873

(1)	The name, address, including zip code, and telephone number, including area code, of the agent for service of process for each of the Guarantor Registrants is CT Corporation System, 111 Eigth Avenue, 13th Floor, New York, NY, (212) 894-8800.
(2)	The address and telephone number for such Guarantor Registrant is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, (441) 296 5872.
(3)	The address and telephone number for each such Guarantor Registrant is 110 Cannon Street, London EC4N 6EU, United Kingdom, +44 20 7648 5200.
(4)	The address and telephone number for each such Guarantor Registrant is 375 Ghent Road, Akron, Ohio 44333, (330) 668-5000.

PROSPECTUS

Signet UK Finance plc

Debt Securities

Guarantees of Debt Securities

Signet UK Finance plc (the “Issuer”) may offer and sell its debt securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Signet Jewelers Limited, the Issuer’s indirect parent company (the “Parent”), and certain subsidiaries of Parent will fully and unconditionally guarantee the payment obligations of the debt securities of the Issuer issued under this prospectus. This prospectus describes the general manner in which the debt securities may be offered and sold. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our debt securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The Issuer may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or incorporated by reference herein or therein, before investing in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 12, 2014

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that the Issuer filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Issuer may sell debt securities described in this prospectus in one or more offerings from time to time.

This prospectus provides you with a general description of the debt securities that the Issuer may offer. Each time the Issuer offers to sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference certain information that provides more details about the matters discussed in this prospectus. You should carefully read this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

In this prospectus, unless the context otherwise requires, all references to (i) “Signet,” “we,” “us,” and “our” refer to Signet Jewelers Limited, a Bermuda corporation, and its consolidated subsidiaries, including the Issuer, (ii) the “Issuer” are to Signet UK Finance plc, an indirect wholly owned subsidiary of Parent, and (iii) “Parent” are to Signet Jewelers Limited but not its consolidated subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN

DOCUMENTS BY REFERENCE

Parent is subject to the information and reporting requirements of the Exchange Act, and, in accordance with the Exchange Act, it files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Parent’s SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov and can also be found on our website at http://www.signetjewelers.com. However, the information on or accessible through our website is not a part of this prospectus. In addition, you can inspect reports and other information Parent files at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The Issuer has filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

The SEC allows the Issuer to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports of Parent listed below (other than portions of these documents that are deemed to have been furnished and not filed):

•	Annual Report on Form 10-K for the year ended February 1, 2014, filed with the SEC on March 27, 2014 (“our Form 10-K”);

•	The portions of its Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014, which were incorporated by reference into our Form 10-K; and

•	Current Report on Form 8-K filed on April 7, 2014.

We also incorporate by reference the information contained in all other documents Parent files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements in exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to James Grant at 375 Ghent Road, Akron, Ohio 44333, (330) 668-5000 or Ali Johnson at 110 Cannon Street, London EC4N 6EU, United Kingdom, +44 20 7648 5200.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and 21E of the Exchange Act. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, include statements regarding, among other things, our results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and in our subsequent filings with the SEC, as incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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SIGNET

Signet is the largest specialty retail jeweler by sales in the US and UK. Signet’s US division operated 1,471 stores in all 50 states at February 1, 2014. Its stores trade nationally in malls and off-mall locations as Kay Jewelers (“Kay”), and regionally under a number of well-established mall-based brands. Destination superstores trade nationwide as Jared The Galleria Of Jewelry. Signet’s UK division operated 493 stores at February 1, 2014, including 14 stores in the Republic of Ireland and three in the Channel Islands. Its stores trade in major regional shopping malls and prime ‘High Street’ locations (main shopping thoroughfares with high pedestrian traffic) as “H.Samuel,” “Ernest Jones” and “Leslie Davis.”

THE ISSUER

The Issuer is a public limited company organized under the laws of England & Wales on April 17, 2014, primarily for purposes of issuing the debt securities offered hereby, and is a wholly owned indirect subsidiary of Parent. The Issuer’s principal executive offices are located at 110 Cannon Street, London EC4N 6EU, United Kingdom, and its telephone number is +44 20 7648 5200. Our web address is www.signetjewelers.com. The information on or otherwise accessible through our web site does not constitute a part of this prospectus.

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RISK FACTORS

Before making an investment decision, you should carefully consider the specific risks described under the heading “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, including, without limitation, our Form 10-K, which is on file with the SEC and incorporated by reference in this prospectus. If any of these risks, as well as other risks and uncertainties that are not yet identified or that we currently think are immaterial, actually occur, our business, results of operations or financial condition could be materially and adversely affected.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for the periods shown.

Fiscal Year(1)
2014	2013	2012	2011	2010
6.06x	6.11x	5.60x	2.70x	2.67x

(1)	Our fiscal year ends on the Saturday nearest to January 31. Fiscal years 2014, 2012, 2011 and 2010 consisted of 52 weeks. Fiscal year 2013 consisted of 53 weeks.

For the purposes of calculating the consolidated ratio of earnings to fixed charges, “earnings” are defined as income before income taxes plus “fixed charges.” Fixed charges comprise interest expense, net, facility amendment fee amortization and an estimate of the interest within rental expense. For the historical periods presented, Signet had no capitalized interest or amortization of such interest. Interest within rental expense is estimated to be one-third of our rental expense.

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USE OF PROCEEDS

We intend to use the net proceeds from any sale of debt securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF SECURITIES

The Issuer may from time to time offer debt securities in one or more offerings. Parent and certain of Parent’s subsidiaries will fully and unconditionally guarantee the payment obligations of the debt securities of the Issuer issued under this prospectus. The terms of any series of debt securities and the related guarantees that we offer will be described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of securities may include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents and any indemnification arrangements;

•	the purchase price of the securities;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

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ENFORCEMENT OF CIVIL LIABILITIES

England and Wales

The Issuer is a public limited company incorporated under the laws of England and Wales and certain Guarantor Registrants are private limited companies incorporated under the laws of England and Wales, each with their registered offices and principal places of business in England and Wales. As a result, it may not be possible for investors to (i) effect service of process within the United States upon the Issuer or such Guarantor Registrants or (ii) recover any payments of principal, premium, interest, additional amounts or purchase price with respect to the notes or other payments or claims in the United States upon judgments of U.S. courts for any such payments or claims. The United States and England do not currently have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Therefore, a final judgment for the payment of a fixed debt, sum of money, payment or claim rendered by any U.S. court based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in England. In such an action, the English court would not generally reinvestigate the merits of the original matter decided by the U.S. court (subject to the below) and it would usually be possible to obtain summary judgment on such a claim (assuming there is no defense to the claim for payment). Recognition and enforcement of a U.S. judgment by an English court in such an action is conditional upon (among other things):

•	the U.S. court having had, at the time when proceedings were served, jurisdiction over the original proceedings according to English rules of international law;

•	the judgment being final and conclusive on the merits, meaning it is final and unalterable in the court which pronounced it and is for a definite sum of money; and

•	the U.S. judgment not being for a sum payable in respect of taxes, or other charges of a like nature or in respect of a penalty or fine, or otherwise based on a U.S. law that an English court considers to relate to penal, revenue or other public law.

An English court may refuse to enforce such a judgment if the judgment debtor satisfies the court that:

•	the U.S. judgment contravenes English public policy;

•	the U.S. judgment has been arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damages sustained, is otherwise specified in Section 5 of the Protection of Trading Interests Act 1980 or is based on measures designated by the Secretary of State under Section 1 of the Trading Interests Act 1980;

•	the U.S. judgment has been obtained by fraud or in breach of English principles of natural or substantial justice;

•	the U.S. judgment is a judgment on a matter previously determined by an English court or other court whose judgment is entitled to recognition in England or conflicts with an earlier judgment of such court;

•	the English enforcement proceedings were not commenced within the relevant limitation period; or

•	the U.S. judgment was obtained contrary to an agreement for the settlement of disputes under which the dispute in question was to be settled otherwise than by proceedings in a U.S. court (to whose jurisdiction the judgment debtor did not submit).

Based on the foregoing, there can be no assurance that investors will be able to enforce in England judgments obtained in any U.S. court or that such judgments will be recognized in England. In addition, there is no assurance as to when an English court would accept jurisdiction and impose civil liability if the original action was commenced in England, instead of the United States, and predicated solely upon the U.S. federal securities laws.

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Bermuda

Parent is a Bermuda exempted company limited by shares. It may be difficult for investors to enforce in the United States judgments obtained in U.S. courts against Parent based on the civil liability provisions of the U.S. federal securities laws. Uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against Parent or its directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against Parent or its directors or officers under the securities laws of other jurisdictions. We have been advised by Conyers Dill & Pearman, our special Bermuda counsel, that there is no treaty in effect between the United States and Bermuda providing for enforcement of judgments of U.S. courts and that there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of any debt securities offered by the Issuer and any guarantees offered by the Guarantor Registrants.

EXPERTS

The consolidated financial statements of Signet Jewelers Limited and subsidiaries as of February 1, 2014 and February 2, 2013, and for the 52 week period ended February 1, 2014, the 53 week period ended February 2, 2013, and the 52 week period ended January 28, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of February 1, 2014, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN THIS PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses, other than underwriting discounts and commissions, expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

SEC Registration Fee	$(1)
Printing Expenses	(2)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Trustee’s Fees and Expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r) of the Securities Act, the Registrant is deferring payment of all of the registration fee.
(2)	Estimated fees and expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

United Kingdom

Signet UK Finance plc, Signet Group Limited, Signet US Finance Limited, Signet Trading Limited, H. Samuel Limited, Ernest Jones Limited, Leslie Davis Limited and Checkbury Limited are incorporated in England and Wales. Under the UK’s Companies Act 2006 (the “Companies Act”) Signet UK Finance plc, Signet Group Limited, Signet US Finance Limited, Signet Trading Limited, H. Samuel Limited, Ernest Jones Limited, Leslie Davis Limited and Checkbury Limited are empowered to indemnify their directors and officers in the circumstances therein provided. The relevant provisions are Sections 206, 232, 233, 234, 235, 236, 237, 238 and 1157.

Section 206 provides that a company can provide a director with the funds to meet expenditures incurred or to be incurred by him in defending himself in any criminal or civil proceedings or investigation or action proposed to be taken by a regulatory authority or in connection with any application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or section 1157 (described below). Such financial assistance must be repaid if the director is convicted, judgment is found against him or the court refuses to grant the relief on the application.

Section 232 provides that any provision to exempt to any extent a director from liability from negligence, default, breach of duty or trust by him in relation to the company is void. Any provision by which a company directly or indirectly provides (to any extent) an indemnity for a director of the company or an associated company against any such liability is also void unless it is (i) a provision of insurance (Section 233), (ii) a qualifying third party indemnity provision (Section 234) or (iii) a qualifying pension scheme indemnity provision (Section 235).

Section 233 permits liability insurance, commonly known as directors’ and officers’ liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

Pursuant to Section 234, an indemnity is a qualifying third party indemnity as long as it does not provide: (i) any indemnity against any liability incurred by the director to the company or to any associated company; (ii) any indemnity against any liability incurred by the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; and (iii) any indemnity against any liability incurred by the director in defending criminal proceedings in which he is convicted, civil proceedings brought by the company or an associated company in which judgment is given against him or where the court refuses to grant him relief under an application under sections 661(3) and 661(4) (acquisition of shares by innocent nominee) or its power under section 1157 (described below).

Section 235 allows a company to provide an indemnity to a director if the company is a trustee of an occupational person scheme, with such indemnity to protect against liability incurred in connection with the company’s activities as trustee of the scheme.

Any indemnity provided under Section 234 or Section 235 in force for the benefit of one or more directors of the company must be disclosed in the directors’ annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against an officer of a company, or a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

“(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust, he may apply to the court for relief, and the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

“(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

A court has wide discretion in granting relief, and may authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit class action lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

The directors and officers of the Issuer, Signet Group Limited, Signet Trading Limited, H. Samuel Limited, Ernest Jones Limited, Leslie Davis Limited and Checkbury Limited are covered by a directors’ and officers’ insurance policy maintained by Signet Jewelers Limited.

Bermuda

Signet Jewelers Limited is incorporated in Bermuda. The bye-laws of Signet Jewelers Limited provide for indemnification of officers and directors against all actions, costs, charges, liabilities, losses, damages and expenses incurred or suffered by such party or their heirs, executors or administrators, as an officer or director of Signet Jewelers Limited; provided that such indemnification shall not extend to any matter in respect of any fraud or dishonesty. Signet Jewelers Limited may purchase and maintain insurance for the benefit of any director or officer against any liability incurred by him under the Companies Act 1981 (the “Bermuda Act”) in his capacity as a director or officer or indemnifying such director or officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to Signet Jewelers Limited or any subsidiary thereof. Signet Jewelers Limited may advance moneys to a director or officer for the costs, charges and expenses incurred by the director or officer in defending any civil or criminal proceedings against him, on condition that the director or officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

The directors and officers of Signet Jewelers Limited are covered by directors’ and officers’ insurance policies maintained by Signet Jewelers Limited.

Delaware

Corporations

Signet US Holdings, Inc., Signet U.S. Services Inc., Signet Group Treasury Services Inc., Sterling Jewelers Inc., Ultra Stores, Inc. and Signet Group Services US Inc. (together, the “Delaware Corporations”) are incorporated in Delaware. Under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) the Delaware Corporations are empowered to indemnify their directors and officers in the circumstances therein provided. Certain portions of the DGCL are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The directors and officers of the Delaware Corporations are covered by directors’ and officers’ insurance policies maintained by Signet Jewelers Limited.

Limited Liability Companies

Sterling Ecomm LLC, Sterling Jewelers LLC and Scamp & Scoundrel LLC (together, the “Delaware LLCs”) are each limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLC Act”) provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

The directors and officers of the Delaware LLCs are covered by directors’ and officers’ insurance policies maintained by Signet Jewelers Limited.

Ohio

Sterling Inc. is incorporated in Ohio. Under Section 1701.13 of the Ohio Revised Code, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that (unless otherwise provided in the articles of incorporation or code of regulations and except in the case of claims relating solely to the making of unlawful loans, dividends or distributions) directors (but not officers, employees or agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the director’s act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification of expenses is required, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Section 1701.13 of the Ohio Revised Code authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 1701.13.

The directors and officers of Sterling Inc. are covered by directors’ and officers’ insurance policies maintained by Signet Jewelers Limited.

Item 16.	Exhibits

Exhibit	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of February 19, 2014, among Signet Jewelers Limited, Carat Merger Sub, Inc. and Zale Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Zale Corporation on February 19, 2014).

4.1	Form of Indenture among Signet UK Finance plc, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2*	Form of Debt Securities.

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas, as trustee.

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8.	To file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Signet UK Finance plc

By:	/s/ Ronald Ristau
Name: Ronald Ristau
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Director

/s/ Michael W. Barnes Michael W. Barnes	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio on May 12, 2014.

Signet Jewelers Limited

By:	/s/ Ronald Ristau
Name: Ronald Ristau
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Michael W. Barnes Michael W. Barnes	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Ronald Ristau Ronald Ristau	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ H. Todd Stitzer H. Todd Stitzer	Chairman of the Board

/s/ Dale W. Hilpert Dale W. Hilpert	Director

/s/ Marianne Miller Parrs Marianne Miller Parrs	Director

/s/ Thomas G. Plaskett Thomas G. Plaskett	Director

/s/ Russell Walls Russell Walls	Director

Signature	Title

/s/ Virginia C. Drosos Virginia C. Drosos	Director

/s/ Helen E. McCluskey Helen E. McCluskey	Director

/s/ Eugenia M. Ulasewicz Eugenia M. Ulasewicz	Director

/s/ Robert J. Stack Robert J. Stack	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio on May 12, 2014.

Signet Group Limited

By:	/s/ Ronald Ristau
Name: Ronald Ristau
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Director

/s/ Michael W. Barnes Michael W. Barnes	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

Signet US Finance Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Raina Miles Raina Miles	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

Signet Trading Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Shaun Carney Shaun Carney	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

H. Samuel Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Shaun Carney Shaun Carney	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

Ernest Jones Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Shaun Carney Shaun Carney	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

Leslie Davis Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Shaun Carney Shaun Carney	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, United Kingdom, on May 12, 2014.

Checkbury Limited

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Shaun Carney Shaun Carney	Director

/s/ Mark Jenkins Mark Jenkins	Director

/s/ Ronald Ristau Ronald Ristau	Authorized U.S. Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Signet US Holdings, Inc.

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Vice President and Assistant Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer and Director)

/s/ Donald Puglisi Donald Puglisi	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Ronald Ristau Ronald Ristau	Director

/s/ Robert D. Trabucco Robert D. Trabucco	Director

/s/ George S. Frankovich George S. Frankovich	Director

/s/ Ruth Lavelle Ruth Lavelle	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Signet U.S. Services Inc.

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	President (Principal Executive Officer and Director)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Lynn Dennison Lynn Dennison	Director

/s/ George S. Frankovich George S. Frankovich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Signet Group Treasury Services Inc.

By:	/s/ Ronald Ristau
Name: Ronald Ristau
Title: Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Michael W. Barnes Michael W. Barnes	President (Principal Executive Officer and Director)

/s/ Ronald Ristau Ronald Ristau	Director

/s/ Mark Jenkins Mark Jenkins	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Sterling Jewelers Inc.

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer and Director)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Michael W. Barnes Michael W. Barnes	Director

/s/ Ronald Ristau Ronald Ristau	Director

/s/ George S. Frankovich George S. Frankovich	Director

/s/ Lynn Dennison Lynn Dennison	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Ultra Stores, Inc.

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer and Director)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Robert Ristau Ronald Ristau	Director

/s/ Lynn Dennison Lynn Dennison	Director

/s/ George S. Frankovich George S. Frankovich	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Sterling Ecomm LLC

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Sterling Jewelers LLC

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Scamp & Scoundrel LLC

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Signet Group Services US Inc.

By:	/s/ Mark Jenkins
Name: Mark Jenkins
Title: Vice President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Ronald Ristau Ronald Ristau	President (Principal Executive Officer and Director)

/s/ Mark Jenkins Mark Jenkins	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Akron, state of Ohio, on May 12, 2014.

Sterling Inc.

By:	/s/ Robert D. Trabucco
Name: Robert D. Trabucco
Title: Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Michael W. Barnes and Lynn Dennison, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 (including all post-effective amendments), and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 12th day of May, 2014.

Signature	Title

/s/ Mark S. Light Mark S. Light	Chief Executive Officer and President (Principal Executive Officer and Director)

/s/ Robert D. Trabucco Robert D. Trabucco	Executive Vice President (Principal Financial Officer and Principal Accounting Officer and Director)

/s/ Ronald Ristau Ronald Ristau	Director

/s/ George S. Frankovich George S. Frankovich	Director

/s/ Lynn Dennison Lynn Dennison	Director

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger, dated as of February 19, 2014, among Signet Jewelers Limited, Carat Merger Sub, Inc. and Zale Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Zale Corporation on February 19, 2014).

4.1	Form of Indenture among Signet UK Finance plc, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.2*	Form of Debt Securities.

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages).

25.1	Form T-1 Statement of Eligibility of Deutsche Bank Trust Company Americas, as trustee.

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein.